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                                                                    EXHIBIT 12.1


           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                             (DOLLARS IN THOUSANDS)


                                                                         Historical                        Pro Forma
                                                        -----------------------------------------------   ----------
                                                                         For the Year Ended December 31,
                                                        ------------------------------------------------------------
                                                         1993       1994      1995       1996     1997        1997
                                                        ------     ------   -------    -------  -------     -------
Income (loss) before income taxes, minority             (2,424)    (3,596)  (12,793)   (18,441) (19,502)    (21,916)
  interest and extraordinary item

     Fixed Charges:

          Interest expense                               3,141      4,975    14,132     20,164   20,760      22,371

          Interest portion of rental expense                88        113       264        428      464         464

          Dividends on unconsolidated subsidiary            --         --        --        101      101          --
                                                        ------     ------   -------    -------  -------     -------
Earnings                                                   805      1,492     1,603      2,252    1,823         919
     Fixed Charges:

          Interest expense                               3,141      4,975    14,132     20,164   20,760      22,371

          Interest portion of rental expense                88        113       264        428      464         464

          Dividends on unconsolidated subsidiary            --         --        --        101      101          --
                                                        ------     ------   -------    -------  -------     -------
Total Fixed Charges                                      3,229      5,088    14,396     20,693   21,325      22,835

Ratio of Earnings to Fixed Charges                         n/a        n/a       n/a        n/a      n/a         n/a

Earnings inadequate to cover fixed charges:

     Fixed Charges                                       3,229      5,088    14,396     20,693   21,325      22,835

     Earnings                                              805      1,492     1,603      2,252    1,823         919
                                                        ------     ------   -------    -------  -------     -------

     Amount earnings inadequate                         (2,424)    (3,596)  (12,793)   (18,441) (19,502)    (21,916)
                                                        ======     ======   =======    =======  =======     =======



                                                                   Historical              Pro Forma
                                                           -------------------------       ---------
                                                              For Nine Months Ended September 30,
                                                           -----------------------------------------
                                                              1997             1998            1998
                                                             ------          -------         -------
Income (loss) before income taxes, minority
  interest and extraordinary item                           (12,266)         (15,351)        (17,026)

     Fixed Charges:

          Interest expense                                   14,796           15,424          16,206

          Interest portion of rental expense                    348              348             348

          Dividends on unconsolidated subsidiary                 75               75              --
                                                             ------          -------         -------
Earnings                                                      2,953              496            (472)

     Fixed Charges:

          Interest expense                                   14,796           15,424          16,206

          Interest portion of rental expense                    348              348             348

          Dividends on unconsolidated subsidiary                 75               75              --
                                                             ------          -------         -------

Total Fixed Charges                                          15,219           15,847          16,554

Ratio of Earnings to Fixed Charges                              n/a              n/a             n/a

Earnings inadequate to cover fixed charges:

     Fixed Charges                                           15,219           15,847          16,554

     Earnings                                                 2,953              496            (472)
                                                             ------          -------         -------

     Amount earnings inadequate                              12,266          (15,351)        (17,026)
                                                             ======          =======         =======




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